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                                   EXHIBIT 11


ENVIRONMENTAL POWER CORPORATION
COMPUTATION OF EARNINGS PER SHARE
SEPTEMBER 30, 1997



FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1997:
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Weighted average number of shares outstanding                      11,242,282
                                                             ----------------

Net income                                                $         1,102,918
                                                             ----------------

Income per share - primary and fully diluted              $               .10
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FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997:
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Weighted average number of shares outstanding                      11,228,301
                                                             ----------------

Net loss                                                  $          (286,888)
                                                             ----------------

Loss per share - primary and fully diluted                $              (.03)
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